SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 28, 2002

o2wireless Solutions, Inc. (Exact name of registrant as specified in its charter)

Georgia	0-31295	58-2467466

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Industrial Park Boulevard, Cumming, Georgia	30041

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (678)513-1501

440 Interstate North Parkway, Atlanta, Georgia 30339 (Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-2.1.1 - AMENDMENT TO AGMT & PLAN OF MERGER
EX-99.1 - PRESS RELEASE DATED 8/28/2002

Item 5. Other Events.

     On August 28, 2002, o2wireless Solutions, Inc. (“o2wireless”) announced that it had entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), previously entered into with Baran Group, Ltd., a diversified engineering services and construction firm based in Tel Aviv, Israel (“Baran”). Pursuant to the Amendment, each share of o2wireless common stock will now be exchanged for 0.014919 ordinary shares of Baran. All other terms of the Merger Agreement remain in effect.

     The preceding description of certain terms of the Amendment is qualified in its entirety by reference to the Amendment which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The press release issued by o2wireless announcing the execution of the Amendment is included as an exhibit to this report and is incorporated into this Item 5 by reference.

     The parties still expect the merger to close on or before November 15, 2002.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibits are filed with this report:

2.1.1	Amendment, dated as of August 28, 2002, to the Agreement and Plan of Merger by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.
99.1	Press Release issued by o2wireless on August 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

O2WIRELESS SOLUTIONS, INC.

By: /s/ Andrew D. Roscoe Andrew D. Roscoe Chairman and Co-Chief Executive Officer

Dated: September 10, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1.1	Amendment, dated as of August 28, 2002, to the Agreement and Plan of Merger by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.

99.1	Press Release issued by o2wireless on August 28, 2002.